UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Name of the Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Interpublic Group of Companies, Inc.

909 Third Avenue, New York, NY 10022

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 21, 2020

The following Notice of Change of Location relates to the proxy statement of The Interpublic Group of Companies, Inc. (the “Company”), dated April 9, 2020, furnished to the stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on Thursday, May 21, 2020. The Notice is being filed with the Securities and Exchange Commission and is being made available to the stockholders on or about May 4, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 21, 2020

Dear Stockholders:

In light of public health concerns related to the coronavirus (COVID-19) outbreak, and to help protect the health and well-being of our stockholders, employees and communities, NOTICE IS HEREBY GIVEN that the location and format of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of The Interpublic Group of Companies, Inc. (the “Company”) has been changed to a virtual format only. You will not be able to attend the Annual Meeting in person. As previously announced, the Annual Meeting will be held on Thursday, May 21, 2020 at 9:30 A.M. Eastern Time.

Stockholders of record as of the close of business on March 30, 2020, the Record Date, or proxy holders for such stockholders, will be able to participate in the Annual Meeting.

Attending the Annual Meeting as a Stockholder of Record

To attend the Annual Meeting as a stockholder of record, visit www.meetingcenter.io/245230749 and enter the 15-digit control number found on your proxy card, notice of internet availability of proxy materials or on the instructions that accompanied your proxy materials. The password for the meeting is IPG2020.

Registering to Attend the Annual Meeting as a Beneficial Owner

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting, unless you plan to attend as a guest. To register, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares of IPG common stock you held as of the Record Date, along with your name and email address, to Computershare. Please forward the email from your broker, or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 P.M. Eastern Time, on May 18, 2020. You will then receive a confirmation of your registration, with a 15-digit control number, by email from Computershare. At the time of the meeting, visit www.meetingcenter.io/245230749 and enter your control number and the meeting password, IPG2020.

Voting Shares

If you have not already voted your shares in advance, you will be able to vote your shares electronically during the Annual Meeting by clicking on the “Cast Your Vote” link on the Meeting Center site. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the previously distributed proxy materials.

The proxy card included with the previously distributed proxy materials will not be updated to reflect the change of location and format and may continue to be used to vote your shares in connection with the Annual Meeting.

Asking Questions

If you are attending the Annual Meeting as a stockholder of record or registered beneficial owner, questions can be submitted by accessing the Meeting Center at www.meetingcenter.io/245230749, entering your control number and the meeting password, IPG2020, and clicking on the Dialog icon in the upper right hand corner of the page.

Attending the Annual Meeting as a Guest

If you would like to enter the Annual Meeting as a guest in listen-only mode, click on the “I am a Guest” button after entering the Meeting Center at www.meetingcenter.io/245230749 and enter the information requested on the following screen. Please note guests will not have the ability to ask questions or vote during the meeting.

Stockholder List

A list of stockholders entitled to vote at the Annual Meeting will be available during the meeting for inspection by stockholders for any legally valid purpose related to the Annual Meeting at www.meetingcenter.io/245230749. To view the list for such purposes during the 10 days prior to the meeting, please contact Robert Dobson at Robert.Dobson@interpublic.com.

Your vote is important! Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares prior to the meeting by one of the methods described in your proxy materials.

By Order of the Board of Directors,

Andrew Bonzani
Executive Vice President, General Counsel and Secretary

The Annual Meeting on Thursday, May 21, 2020 at 9:30 A.M. Eastern Time will be accessible at www.meetingcenter.io/245230749. The Company’s 2020 Proxy Statement and 2019 Annual Report are available electronically at www.envisionreports.com/IPG.